                  EXHIBIT 11 -  STATEMENT RE: COMPUTATION OF
                                PER SHARE EARNINGS

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
                                                           For The Three Months Ended              For The Six Months Ended
                                                                     June 30,                               June 30,
                                                         --------------------------------------------------------------------
                                                             1994               1993                1994              1993
Income before cumulative effect of accounting change     $16,580,382         $13,059,537        $28,930,713       $20,133,292

Cumulative effect of change in method of
  accounting for income taxes-Note 3                               -                   -                  -         4,212,300
                                                         -----------         -----------        -----------       -----------

Net income                                               $16,580,382         $13,059,537        $28,930,713       $24,345,592
                                                         ===========         ===========        ===========       ===========
Earnings per share:
Income before cumulative effect of accounting change     $      0.48         $      0.38        $      0.84       $      0.59

Cumulative effect of accounting change                             -                   -                  -       $      0.12
                                                         -----------         -----------        -----------       -----------
Net income                                               $      0.48         $      0.38        $      0.84       $      0.71
                                                         ===========         ===========        ===========       ===========

Weighted number of common shares outstanding              34,383,247          34,419,439         34,408,578        34,360,829
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See condensed notes to consolidated financial statements.

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